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                                                                    EXHIBIT 99.2

                                REVOCABLE PROXY
                         FIRSTFED MICHIGAN CORPORATION
               SPECIAL MEETING OF STOCKHOLDERS ___________, 1995
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

            I hereby appoint _________ and __________, with full powers of substitution, as attorneys and proxies for me, to vote all shares of common stock of FirstFed Michigan Corporation which I am entitled to vote at the Special Meeting of Stockholders, to be held at the ____________ of the __________, ______________, Detroit, Michigan on ___________, ___________,
1995, at __:__ _.m., local time, and at any and all adjournments thereof, as indicated on the reverse side hereof.

            Should I be present and elect to vote at the Meeting or at any adjournment thereof and after notification to the Secretary of the Corporation at the Meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

            I acknowledge receipt from the Corporation prior to the execution of this proxy of Notice of the Meeting and a Joint Proxy Statement/Prospectus.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

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THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED,
THIS PROXY WILL BE VOTED FOR THE PROPOSITION STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

1. The approval of the Agreement and Plan of Merger, dated as of May 30, 1995, by and between the Corporation and Charter One Financial, Inc., and the transactions contemplated thereby, including the merger of the Corporation into Charter One, pursuant to which each outstanding share of the Corporation's common stock would be converted into 1.2 shares of Charter One Financial, Inc. common stock (with cash paid in lieu of fractional share interests), and the merger of First Federal of Michigan into Charter One Bank, F.S.B.


                    / /  FOR             / /  AGAINST           / /  ABSTAIN


  The Board of Directors recommends that stockholders vote "FOR" the proposal.


RECORD DATE SHARES:



                                Signature:                        Date:
                                          -----------------------      --------

                                Signature:                        Date:
                                          -----------------------      ---------


                                PLEASE COMPLETE, DATE, SIGN AND MAIL
                                THIS PROXY PROMPTLY IN THE
                                ENCLOSED POSTAGE-PAID ENVELOPE.